UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2011

NetLogic Microsystems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3975 Freedom Circle, Santa Clara, CA 95054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 454-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 5, 2011, NetLogic Microsystems, Inc. (“NetLogic”) completed the acquisition of Optichron, Inc. (“Optichron”), a privately-held, fabless semiconductor provider of 3G/4G LTE base station digital front-end  processors.  Pursuant to an Agreement and Plan of Merger, or merger agreement, dated March 20, 2011 by and among NetLogic, Alinghi Merger Corporation, formerly a wholly-owned subsidiary of NetLogic (“Merger Sub”), Optichron and David Liddle, as representative of Optichron’s stockholders, Merger Sub was merged with and into Optichron, and Optichron became a wholly-owned subsidiary of NetLogic.  Shortly before the merger, NetLogic purchased all of the shares of Optichron common stock held by three employee-stockholders of Optichron pursuant to the terms of the Common Stock Purchase Agreements, or stock purchase agreements, dated March 20, 2011 by and among NetLogic, Merger Sub and the respective employee-stockholders.  The terms of the merger agreement and the stock purchase agreements have previously been reported in a Current Report on Form 8-K filed by NetLogic with the Securities and Exchange Commission on March 22, 2011.  Item 1.01 of that Current Report is incorporated herein by reference.

NetLogic delivered approximately $77.2 million cash consideration at closing for the merger and the stock purchases, of which approximately $9.6 million is being held in escrow for claims and expenses that may arise in the first 18 months following the closing.

NetLogic may also be required to pay additional cash consideration and shares of its common stock to the former Optichron stockholders as earn-out consideration pursuant to the merger agreement and stock purchase agreements.  If the maximum earn-out is achieved, additional cash consideration of approximately $109 million would be payable by March 31, 2013, and additional consideration of approximately $12 million would be paid in shares of NetLogic’s common stock (valued at $40.68 per share, which is the approximate closing date value per share of NetLogic common stock) to the three employee-stockholders over a five-year period following the closing date, subject to their continued employment after the acquisition.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Financial statements of the acquired business will be included in an amendment to this Current Report on Form 8-K to be filed no later than June 21, 2011.

(b) Pro Forma Financial Information.

Pro forma financial information will be included in an amendment to this Current Report on Form 8-K to be filed no later than June 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: April 8, 2011	By:	/s/ Michael Tate
Michael Tate Chief Financial Officer